Exhibit 10.34

EQUINIX, INC. 2000 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

FOR U.S. EMPLOYEES

You have been granted the number of restricted stock units (“Restricted Stock Units”) indicated below by Equinix, Inc. (the “Company”) on the following terms:

Name:	«Name»
Employee Id #:	«Id»

Restricted Stock Unit Award Details:

Date of Grant:
Vesting Commencement Date:
Restricted Stock Units:

Each Restricted Stock Unit represents the right to receive one share of the Common Stock of the Company subject to the terms and conditions contained in the Restricted Stock Unit Agreement (the “Agreement”). Capitalized terms not otherwise defined shall have the same definition as in the Agreement or the 2000 Equity Incentive Plan (the “Plan”).

Vesting Schedule:

Vesting is dependent upon continuous active service as an employee, consultant or director of the Company or a subsidiary of the Company (“Service”) throughout the vesting period. The Restricted Stock Units shall vest (a) with respect to the first 12.5% of the units awarded on the Trading Day that coincides with or follows June 1, 2008 and (b) with respect to an additional 12.5% of the units awarded on the Trading Day which coincides with or follows each December 1st and June 1st thereafter subject to your continued Service through each such date.

By your signature and the signature of the Company’s representative below, you and the Company agree that the Restricted Stock Units are granted under and governed by the terms and conditions of the Plan and the Agreement that is attached to and made a part of this document.

You further agree that the Company may deliver by email all documents relating to the Plan or this award (including, without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a web site, it will notify you by email.

By your signature below, you agree to cover all Tax-Related Items as defined in the Agreement. In connection with your receipt of the Restricted Stock Units, you are simultaneously entering into a trading arrangement that complies with the requirements of Rule 10b5-1(c)(1) under the Exchange Act (a “10b5-1 Plan”). As of the date of this Agreement, you are not aware of any material nonpublic information concerning the Company or its securities, or, as of the date any sales are effected pursuant to the 10b5-1 Plan, you will not effect such sales on the basis of material nonpublic information about the securities or the Company of which you were aware at the time you entered into this Agreement.

RECIPIENT:	EQUINIX, INC.

Signature:	By:

Print Name:	Title:

EQUINIX, INC. 2000 EQUITY INCENTIVE PLAN:

RESTRICTED STOCK UNIT AGREEMENT

Payment for Shares	No payment is required for the Restricted Stock Units you receive.

Vesting	The Restricted Stock Units that you are receiving will vest in installments, as shown in the Notice of Restricted Stock Unit Award.

For purposes of the vesting schedule, “Trading Day” means a day that the Nasdaq National Market is open for trading.

No additional Restricted Stock Units vest after your active service as an employee, consultant or director of the Company or a subsidiary of the Company (“Service”) has terminated for any reason. It is intended that vesting in the Restricted Stock Units is commensurate with a full-time work schedule. For possible adjustments that may be made by the Company, see the Section below entitled “Leaves of Absence and Part-Time Work.”

Change in Control	In the event of a Change in Control, then the vesting of the Restricted Stock Units will not automatically accelerate unless this award is, in connection with the Change in Control, not to be assumed by the successor corporation (or its parent) or to be replaced with a comparable award for shares of the capital stock of the successor corporation (or its parent). The determination of award comparability will be made by the Company’s Board of Directors, and its determination will be final, binding and conclusive. Change in Control is defined in the Company’s 2000 Equity Incentive Plan (the “Plan”).

Involuntary Termination	If the award is assumed by the successor corporation (or its parent) and you experience an Involuntary Termination within eighteen months following a Change in Control, the vesting of the Restricted Stock Units will automatically accelerate so that this award will, immediately before the effective date of the Involuntary Termination, become fully vested for all of the Restricted Stock Units subject to this award.

An Involuntary Termination means the termination of your Service by reason of: (a) your involuntary dismissal or discharge by the Company for reasons other than Misconduct (as defined below); or (b) your voluntary resignation following (1) a change in your position with the Company or its subsidiary which materially reduces your level of responsibility, (2) a reduction in your level of compensation (including base salary, fringe benefits and participation in bonus programs), or (3)

a relocation of your place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company or its subsidiary without your consent.

Misconduct means fraud, embezzlement, dishonesty or any unauthorized use or disclosure of confidential information or trade secrets of the Company or any parent or subsidiary of the Company or any other intentional misconduct adversely affecting the business or affairs of the Company or a parent or subsidiary of the Company.

Forfeiture	If your Service terminates for any reason (other than described in the Section above entitled “Involuntary Termination”), then your Restricted Stock Units will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination. This means that the Restricted Stock Units will immediately revert to the Company. You receive no payment for Restricted Stock Units that are forfeited. The Company determines when your Service terminates for this purpose.

Leaves of Absence and Part-Time Work

For purposes of this award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence that lasts or is expected to last seven days or longer, then vesting will be suspended during the leave to the extent provided for in the Company’s leave policy. Upon your return to active work (as determined by the Company), vesting will resume; however, unless otherwise provided in the Company’s leave policy, you will not receive credit for any vesting until you work an amount of time equal to the period of your leave.

If you and the Company, agree to a reduction in your scheduled work hours, then the Company reserves the right to modify the rate at which the Restricted Stock Units vest, so that the rate of vesting is commensurate with your reduced work schedule. Any such adjustment shall be consistent with the Company’s policies for part-time or reduced work schedules or shall be pursuant to the terms of an agreement between you and the Company pertaining to your reduced work schedule.

The Company shall not be required to adjust any vesting schedule pursuant to this subsection.

Stock Certificates	No shares of Common Stock shall be issued to you prior to the date on which the Restricted Stock Units vest. After any Restricted Stock Units vest pursuant to this Agreement, the Company shall promptly cause to be issued in book-entry form, registered in your name or in the name of your legal representatives or heirs, as the case may be, the number of shares of Common Stock representing your vested Restricted Stock Units. No fractional shares shall be issued.

Stockholder Rights	The Restricted Stock Units do not entitle you to any of the rights of a stockholder of the Company. Your rights shall remain forfeitable at all times prior to the date on which you vest in the Restricted Stock Units awarded to you. Upon settlement of the Restricted Stock Units into shares of Common Stock, you will obtain full voting and other rights as a stockholder of the Company.

Units Restricted	You may not sell, transfer, pledge or otherwise dispose of any Restricted Stock Units or rights under this Agreement other than by will or by the laws of descent and distribution.

Withholding Taxes

Regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the award of the Restricted Stock Units, the vesting of the Restricted Stock Units, the issuance of shares of Common Stock in settlement of the Restricted Stock Units, the subsequent sale of shares acquired at vesting and the receipt of any dividends; and (b) does not commit to structure the terms of the award or any aspect of the Restricted Stock Units to reduce or eliminate your liability for Tax-Related Items. Prior to the relevant taxable event, you shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations for Tax Related Items of the Company. In this regard, you authorize the Company to instruct the broker whom it has selected for this purpose to sell a number of shares of Common Stock to be issued upon the vesting of your Restricted Stock Units to meet the withholding obligation for Tax-Related Items. Such sales shall be effected at the prevailing market price on the 1st or 2nd Trading Day following the date that the Restricted Stock Units vest.

You acknowledge that the proceeds of any such sale may not be sufficient to satisfy your withholding obligation for Tax-Related Items. To the extent the proceeds from such sale are insufficient to cover the Tax-Related Items, the Company may in its discretion (a) withhold the balance of all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the

Company and/or (b) withhold in shares of Common Stock, provided that the Company only withholds an amount of shares not in excess of the amount necessary to satisfy the minimum withholding amount. If the Company satisfies the obligation for Tax-Related Items by withholding a number of shares of Common Stock as described above, you are deemed to have been issued the full number of shares subject to the award of Restricted Stock Units, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the vesting of the Restricted Stock Units. Finally, you must pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of your award of Restricted Stock Units, vesting of the Restricted Stock Units, or the issuance of shares of Common Stock in settlement of vested Restricted Stock Units that cannot be satisfied by the means previously described. The Company may refuse to deliver the shares of Common Stock to you if you fail to comply with your obligations in connection with the Tax-Related Items as described in this subsection.

Rule 10b5-1 Plan	You acknowledge that the instruction to the broker to sell in the foregoing section is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934 (the “Exchange Act”), and to be interpreted to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act (a “10b5-1 Plan”). You acknowledge that you are not aware of any material, nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement, or that as of the date any sales are effected pursuant to the 10b5-1 Plan you will not effect such sales on the basis of material nonpublic information about the securities or the Company of which you were aware at the time you entered into this Agreement. This 10b5-1 Plan is adopted to be effective as of the first date on which the Restricted Stock Units vest. This 10b5-1 Plan is being adopted to permit you to sell a number of shares awarded upon the vesting of Restricted Stock Units sufficient to pay withholding taxes that become due as a result of this award or the vesting of the Restricted Stock Units. You hereby authorize the broker to sell the number of shares of Common Stock determined as set forth above and acknowledge that the broker is under no obligation to arrange for such sale at any particular price. You hereby appoint the Company as your agent and attorney-in-fact to instruct the broker with respect to the number of shares to be sold under this 10b5-1 Plan. You acknowledge that you will be responsible for all brokerage fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. You acknowledge that it may not be possible to sell Common Stock during the term of this 10b5-1 Plan due to (a) a legal or contractual restriction applicable to you or to the broker, (b) a market disruption, (c) rules governing order execution priority on the Nasdaq Global Market, (d) a sale effected pursuant to this 10b5-1 Plan that fails to comply
(or in the reasonable opinion of the broker’s counsel is likely not to comply) with Rule 144 under the
Securities Act of 1933, or (e) if the Company determines that sales may not be effected under this 10b5-1
Plan. You acknowledge that this 10b5-1 Plan is subject to the terms of any policy adopted now or hereafter by the Company governing the adoption of 10b5-1 plans.

Restrictions on Resale	You agree not to sell any shares of Common Stock you receive under this Agreement at a time when applicable laws, regulations, Company trading policies (including the Company’s Insider Trading Policy, a copy of which can be found on the Company’s intranet) or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights	Your award or this Agreement does not give you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Restricted Stock Units that will vest in any future installments will be adjusted accordingly.

Severability	The provisions of this Agreement are severable and if any one or more provisions are determined to be invalid or otherwise enforceable, in whole or in part, the remaining provisions shall continue in effect.

Applicable Law	This Agreement will be interpreted and enforced with respect to issues of contract law under the laws of the State of California.

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. A copy of the Plan is available on the Company’s intranet or by request to the Stock Services Department.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement between the parties.

BY SIGNING THE NOTICE OF RESTRICTED STOCK UNIT AWARD, YOU AGREE TO

ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.